$500,000.00                                                     Phoenix, Arizona

                                 PROMISSORY NOTE

     FOR VALUE RECEIVED, Mountain States Capital, Inc. ("Borrower"), an Arizona corporation, hereby promises to pay to the order of Heritage West, L.L.C. ("Lender"), with principal office at 3550 North Central Avenue, Suite 1800, Phoenix, Arizona, the sum of five hundred thousand dollars ($500,000), together with interest thereon at the rate of 2.0% per calendar month on the unpaid principal from October 1, 2000 until paid as follows: all interest accrued through the last day of each calendar month shall be due and payable on the last day of said calendar month, and the outstanding principal and interest balance shall be due and payable on December 31, 2000; EXCEPT that at the option of Borrower, the due date of this Note shall be extended (in one calendar month increments) no more than three additional calendar months, with all accrued interest due and payable on the last day of each successive calendar month, and the outstanding principal balance at the option of Borrower successively extended in increments of one calendar month each, such that the remaining principal balance, unless extended or further extended, shall be due and payable on the last day of each successive calendar month, with all outstanding principal and interest due and payable on March 31, 2001.

     This Note may be prepaid, at any time, in whole or in part, without penalty. All payments shall first be applied to interest, and the balance of the payment to principal.

     Borrower waives demand and presentment for payment, protest, notice of protest and notice of nonpayment. In the event this Note shall be in default, Borrower agrees to pay all reasonable attorney fees and costs of collection.

     Any extension, modification, waiver or other indulgence or discharge or release of this Note must be in writing. This Note shall be construed, governed and enforced in accordance with the laws of the State of Arizona.

MOUNTAIN STATES CAPITAL, INC.


By: /s/ Chad Collins                                        September 30, 2000
   --------------------------                               ------------------
   Chad Collins, President                                         Date

HERITAGE WEST, L.L.C.


By: /s/ Al Lundstrom                                        September 30, 2000
   --------------------------                               ------------------
                                                                    Date